Exhibit 4.2

SERIES 2025-2

SERIES SUPPLEMENT

among

Uniti Fiber ABS Issuer LLC,

Uniti Fiber TRS Issuer LLC

AND

THE SUBSIDIARIES OF THE ISSUERS PARTY HERETO,

AS OBLIGORS,

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS INDENTURE TRUSTEE

dated as of October 24, 2025

Secured Fiber Network Revenue Notes, Series 2025-2

EXHIBIT A-1 Form of Series 2025-2 Class A-1 Advance Note

EXHIBIT A-2 Form of Series 2025-2 Class A-1 L/C Note

i

SERIES 2025-2
SERIES SUPPLEMENT

THIS SERIES 2025-2 SERIES SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of October 24, 2025, is entered into by among (i) Uniti Fiber ABS Issuer LLC, a Delaware limited liability company (the “Lead Issuer”), (ii) Uniti Fiber TRS Issuer LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Lead Issuer, collectively, the “Issuers”), (iii) Uniti Fiber GulfCo LLC, a Delaware limited liability company (“Uniti GulfCo”), (iv) Uniti Fiber TRS AssetCo LLC, a Delaware limited liability company (“TRS Asset Co” and, together with Uniti GulfCo, each a “Closing Date Asset Entity” and, together with the Issuers, collectively, the “Obligors”) and (v) Wilmington Trust, National Association, as Indenture Trustee and not in its individual capacity and any successor thereto (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors have entered into an Amended and Restated Base Indenture, dated as of the date hereof (as further amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Base Indenture”), among the Indenture Trustee and the Obligors;

WHEREAS, the Obligors desire to enter into this Series Supplement in order to issue a Series of Notes pursuant to Section 2.07 of the Base Indenture in accordance with the terms thereof and hereof;

WHEREAS, each Issuer has duly authorized the issuance of up to $325,000,000 aggregate initial principal amount of Secured Fiber Network Revenue Notes, Series 2025-2, comprised of the following four Classes of Notes: up to $75,000,000 of Series 2025-2 Secured Fiber Network Revenue Variable Funding Notes, Class A-1-V (the “Series 2025-2 Class A-1-V Notes”), $180,000,000 initial principal amount of 5.177% Secured Fiber Network Revenue Term Notes, Series 2025-2, Class A-2 (the “Series 2025-2 Class A-2 Notes”), $28,200,000 initial principal amount of 5.621% Secured Fiber Network Revenue Term Notes, Series 2025-2, Class B (the “Series 2025-2 Class B Notes”) and $41,800,000 initial principal amount of 7.834% Secured Fiber Network Revenue Term Notes, Series 2025-2, Class C (the “Series 2025-2 Class C Notes” and, together with the Series 2025-2 Class A-2 Notes and the Series 2025-2 Class B Notes, the “Series 2025-2 Term Notes”; and the Series 2025-2 Term Notes together with the Series 2025-2 Class A-1-V Notes, collectively, the “Series 2025-2 Notes”);

WHEREAS, the Series 2025-2 Notes constitute “Notes” and a “Series” or “Series of Notes” as defined in the Base Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01   Definitions.  All defined terms used herein and not defined herein (including in the recitals hereto) shall have the meaning ascribed to such terms or incorporated by reference in the Base Indenture.  All words and phrases defined in the Base Indenture shall have the same meaning in this Series Supplement, except as expressly set forth herein.  In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Agent Members” shall mean members of, or participants in, DTC, or a nominee thereof.

“Electronic Transmission” shall have the meaning ascribed to it in Section 4.07(b).

“Exchange” shall have the meaning ascribed to it in Section 2.04(a).

“Initial Payment Date” shall mean, with respect to the Series 2025-2 Notes, the Payment Date occurring in January 2026.

“Initial Purchasers” shall mean Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, TD Securities (USA) LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

“Note Rate” shall mean, (i) with respect to the Series 2025-2 Term Notes, the fixed rate per annum at which interest accrues on the unpaid principal balance of each Class of Series 2025-2 Term Notes as set forth in Section 2.01(a) and/or (ii) with respect to the Series 2025-2 Class A-1-V Notes, the applicable rate determined in accordance with the Series 2025-2 Class A-1-V Note Purchase Agreement, as the context may require.

“Offering Memorandum” shall mean the Offering Memorandum dated October 9, 2025, relating to the offering by the Issuers of the Series 2025-2 Term Notes.

“Rated Final Payment Date” shall mean, with respect to each Class of the Series 2025-2 Notes, the Series 2025-2 Rated Final Payment Date.

“Rating Agencies” shall mean, in relation to each Class of the Series 2025-2 Notes issued pursuant to this Series Supplement, each of Fitch and KBRA.

“Series 2025-2 Class A-1-V Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-2 Class A-2 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-2 Class B Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-2 Class C Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-2 Closing Date” shall mean October 24, 2025.

“Series 2025-2 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-2 Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(c).

“Series 2025-2 Term Note Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).  For purposes of the Base Indenture, the “Series 2025-2 Term Note Anticipated Repayment Date” shall be deemed to be the “Anticipated Repayment Date” with respect to the Series 2025-2 Term Notes.

“Series 2025-2 Term Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-2 Class A-1-V Note Purchase Agreement” shall mean the Series 2025-2 Class A-1-V Note Purchase Agreement, dated October 24, 2025, by and among the Issuers, the Asset Entities, the Manager, certain conduit investors party thereto from time to time, certain funding agents party thereto from time to time, the committed note purchasers party thereto from time to time, Barclays Capital Inc. as letter of credit provider and Barclays Bank PLC, as Series 2025-2 Class A-1-V Administrative Agent.

“Series 2025-2 Variable Funding Note Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).  For purposes of the Base Indenture, the “Series 2025-2 Variable Funding Notes Anticipated Repayment Date” shall be deemed to be the “Anticipated Repayment Date” with respect to the Series 2025-2 Class A-1-V Notes.

“Transfer” shall have the meaning ascribed to it in Section 2.04(a).

Section 1.02   Rules of Construction.  Unless the context otherwise requires:

(a)   a term has the meaning assigned to it;

(b)   accounting terms not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)   “or” is not exclusive;

(d)   “including” means including without limitation;

(e)   words in the singular include the plural and words in the plural include the singular;

(f)   all references to “$” or “USD” are to United States dollars;

(g)   any agreement, instrument, regulation, directive or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument, regulation, directive or statute as from time to time amended, supplement or otherwise modified in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(h)   references to a Person are also to its permitted successors and assigns;

(i)   the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Supplement, shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement, and Section, Schedule and Exhibit references are to this Series Supplement unless otherwise specified;

(j)   the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(k)   references to any matter being “permitted” under this Series Supplement or under any other Transaction Document shall include references to such matters not being prohibited or otherwise being approved under this Series Supplement or such other Transaction Document;

(l)   any reference to any applicable law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, superseding or interpreting such law;

(m)   whenever the phrase “in direct order of alphabetical designation” or “highest alphabetical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and ending with the letter “Z”; and

(n)   whenever the phrase “in direct order of alphanumerical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and the lowest numerical designation within such Class and ending with the letter “Z” and the highest numerical designation within such Class (e.g., A-1, then A-2, then B, then C).

In the event that any term or provision contained herein with respect to the Series 2025-2 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Series Supplement shall govern.

ARTICLE II

SERIES 2025-2 NOTE DETAILS, DELIVERY AND FORM

Section 2.01   Series 2025-2 Note Details.

For all purposes of the Base Indenture (including Section 2.07 thereof), the relevant terms of the Series 2025-2 Notes are as follows:

(a)   The aggregate principal amount of the Series 2025-2 Notes which may be initially authenticated and delivered under this Series Supplement shall be issued in four Classes, having the Class and Series designation, Initial Class Principal Balance, Note Rates and initial ratings set forth below:

Class of Notes	Initial Class Principal Balance	Note Rate	Note Type	Rating (KBRA/Fitch)
Series 2025-2, Class A-1-V	(1)	(2)	Variable Funding Notes	A / A-
Series 2025-2, Class A-2	$180,000,000	5.177%	Term Notes	A / A-
Series 2025-2, Class B	$28,200,000	5.621%	Term Notes	BBB / BBB-
Series 2025-2, Class C	$41,800,000	7.834%	Term Notes	BB- / BB-

(1)   The Series 2025-2 Class A-1-V Notes shall have a maximum principal balance as of the Series 2025-2 Closing Date equal to the Series 2025-2 Class A-1-V Notes Maximum Principal Amount as of such date. As of the Series 2025-2 Closing Date, the Series 2025-2 Class A-1-V Notes Maximum Principal Amount will be equal to $0.

(2)   The Note Rate for the Series 2025-2 Class A-1-V Notes shall be an amount per annum equal to a specified benchmark rate plus an applicable margin, in each case, determined in accordance with the Series 2025-2 Class A-1-V Note Purchase Agreement.

The “Post-ARD Note Spread” shall, for each Class of Series 2025-2 Term Notes, be the spread per annum set forth in the table below opposite such Class:

Class of Notes	Post-ARD Note Spread
Series 2025-2 Class A-2 Notes	1.45%
Series 2025-2 Class B Notes	1.90%
Series 2025-2 Class C Notes	4.15%

Accrued Note Interest with respect to the initial Interest Accrual Period for the Series 2025-2 Term Notes will be calculated by multiplying the applicable Note Rate by a fraction, the numerator of which is the number of days from and including the Closing Date to but excluding the Initial Payment Date, and the denominator of which is 360.  Accrued Note Interest with respect to each Interest Accrual Period thereafter for the Series 2025-2 Term Notes shall be calculated in the manner set forth in the definition of “Accrued Note Interest” in Section

1.01 of the Base Indenture.  The initial Interest Accrual Period for the Series 2025-2 Term Notes shall consist of 88 days.

Accrued Note Interest with respect to the initial Interest Accrual Period for the Series 2025-2 Class A-1 Notes shall be calculated in the manner set forth in the Series 2025-2 Class A-1-V Note Purchase Agreement.

(b)   The “Series 2025-2 Term Note Anticipated Repayment Date” is the Payment Date occurring in January 2031. The “Series 2025-2 Variable Funding Note Anticipated Repayment Date” is the Payment Date occurring in January 2029, which date may be extended from time to time pursuant to the Series 2025-2 Class A-1-V Note Purchase Agreement. For purposes of Section 2.07(ix) of the Base Indenture, the “Anticipated Repayment Date” with respect to (x) the Series 2025-2 Term Notes shall be the Series 2025-2 Term Note Anticipated Repayment Date and (y) the Series 2025-2 Class A-1-V Notes shall be the Series 2025-2 Variable Funding Note Anticipated Repayment Date.

(c)   The “Series 2025-2 Rated Final Payment Date” for each Class of Series 2025-2 Notes is the Payment Date occurring in January 2056. For purposes of Section 2.07(xv) of the Base Indenture, the “Rated Final Payment Date” with respect to the Series 2025-2 Notes shall be the Series 2025-2 Rated Final Payment Date.

(d)   The Series 2025-2 Class A-1 Notes shall have a maximum principal balance equal to the Series 2025-2 Class A-1 Notes Maximum Principal Amount (as such term is defined in the Series 2025-2 Variable Funding Note Purchase Agreement).

(e)   There shall be no Targeted Amortization Amount with respect to any Class of the Series 2025-2 Notes.

(f)   For purposes of Section 2.07(i) of the Base Indenture, the title of the Series of Notes issued pursuant to this Series Supplement is the “Series 2025-2 Notes” consisting of (x) the Series 2025-2 Term Notes (composed of the following three Classes: the Series 2025-2 Class A-2 Notes, the Series 2025-2 Class B Notes and the Series 2025-2 Class C Notes) which shall constitute “Term Notes” and “Notes” for purposes of the Base Indenture and the other Transaction Documents and (y) the Series 2025-2 Class A-1-V Notes which shall constitute “Class A-1 Notes”, “Variable Funding Notes” and “Notes” for purposes of the Base Indenture and the other Transaction Documents.

(g)   For purposes of Section 2.07(xii) of the Base Indenture, the initial Payment Date with respect to the Series 2025-2 Notes shall be the Initial Payment Date.

(h)   For purposes of Section 2.07(xiv) of the Base Indenture, solely with respect to each Class of the Series 2025-2 Term Notes, (x) the “Prepayment Consideration” is set forth in the definition thereof in the Base Indenture and (y) the “Prepayment Consideration Period” shall mean the period from the Series 2025-2 Closing Date until (but not including) the Payment Date in January 2029.

Section 2.02   Delivery of the Series 2025-2 Notes.  Upon the execution and delivery of this Series Supplement, the Issuers shall execute and deliver the Series 2025-2 Notes

(other than the Uncertificated Notes) to the Indenture Trustee and the Indenture Trustee shall, upon receipt of an Issuer Order, authenticate the Series 2025-2 Notes and deliver the Series 2025-2 Class A-1-V Notes (other than the Uncertificated Notes) as directed by the Issuers and shall hold the Series 2025-2 Term Notes as agent for the Depositary under the Fast Automated Securities Transfer Program. The Series 2025-2 Class A-1-V Notes may be issued, transferred and held as a Definitive Variable Funding Note or at the request of a Holder or transferee of the Series 2025-2 Class A-1-V Notes, the Series 2025-2 Class A-1-V Notes shall be issued in the form of Uncertificated Notes. With respect to any Uncertificated Note, the Indenture Trustee shall provide to the beneficial owner promptly after registration of the Uncertificated Note in the Note Register by the Note Registrar a Confirmation of Registration.

Section 2.03   Forms of Series 2025-2 Notes; Transfers.

(a)   The Series 2025-2 Term Notes shall be issued in the form of Book-Entry Notes in substantially the form set forth in the Base Indenture, each with such variations, omissions and insertions as may be necessary.  The Depository for the Series 2025-2 Notes shall be DTC. The Series 2025-2 Class A-1-V Notes (other than any Uncertificated Notes) shall be in substantially the form set forth attached hereto as Exhibit A.

(b)   None of the Obligors, the Guarantor, the Non-Securitization Entities, the Indenture Trustee, any Paying Agent, the Servicer, the Back-Up Manager or the Initial Purchasers shall have any responsibility or liability with respect to (i) any aspects of the records maintained by DTC or its nominee relating to or for payments made thereby on account of beneficial interests in a Book-Entry Note or (ii) any records maintained by any Noteholder with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.

Section 2.04   Tax Restricted Notes.  The Series 2025-2 Class C Notes shall be designated as Tax Restricted Notes (and shall accordingly be subject to the transfer restrictions in Section 2.02(k) of the Base Indenture).  The Series 2025-2 Class C Notes shall be issued in minimum denominations of $2,000,000 and in integral multiples of $1.00 in excess thereof.  Each purchaser of the Series 2025-2 Class C Notes will be deemed to have represented and agreed as follows:

(a)   No such Series 2025-2 Class C Notes (or any interest therein that is described in Treasury regulations section 1.7704-1(a)(2)(i)(B)) shall be marketed, acquired or directly or indirectly sold, encumbered, assigned, participated, pledged, hypothecated, rehypothecated, exchanged, or otherwise disposed of, suffered the creation of a lien on, or transferred or conveyed in any manner (each, a “Transfer”) on or through (i) a United States national, regional or local securities exchange, (ii) a foreign securities exchange or (iii) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (any entity described in clauses (i), (ii) or (iii), an “Exchange”) or (y) cause any of such Series 2025-2 Class C Notes or any interest therein to be marketed on or through an Exchange.

(b)   No financial instrument payments shall be permitted if such financial instrument payments are, or the value of which is, determined in whole or in part by reference to the Series 2025-2 Class C Notes or the value of the Issuers (including the amount of Issuers distributions on such Series 2025-2 Class C Notes, the value of the Issuers’ assets, or the results of the Issuers’ operations), or any contract that otherwise is described in Treasury regulations section 1.7704- 1(a)(2)(i)(B) with respect to the Series 2025-2 Class C Notes or the Issuers.

(c)   No partnership, grantor trust or S corporation shall (i) at all times, hold more than 50% of the value of any person’s interest (direct or indirect) will be attributable to such Series 2025-2 Class C Notes and any other interests (direct or indirect) in the Issuers that are or may be treated as equity interests in the Issuers for U.S. federal income tax purposes or (ii) be part of an arrangement the principal purpose of which is to permit the Issuers to satisfy the 100-partner limitation of Treasury regulations section 1.7704-1(h)(1)(ii) (taking into account holders of the Series 2025-2 Class C Notes as partners for such purposes).

(d)   For purposes of the Base Indenture (including Section 2.07(viii) thereof), no Transfer of a beneficial interest in a Series 2025-2 Class C Note shall be permitted if (i) the person receiving the beneficial interest in such Series 2025-2 Class C Notes does not to be bound by the restrictions, conditions, representations, warranties and covenants set forth in clauses (a), (b) and (c) above and this clause (d), (ii) such Transfer would cause the aggregate number of beneficial holders and beneficial owners of such interests in the Class C Notes and beneficial holders of any other interests in the Issuers that are or may be treated as equity interests in the Issuers for U.S. federal income tax purposes, as determined for purposes of Treasury regulations section 1.7704-1(h), to exceed 90, or otherwise cause the Issuers to be treated as a publicly traded partnership for such purposes, and (iii) such Transfer would otherwise violate clauses (a), (b) and (c) above.

(e)   Each purchaser of Series 2025-2 Class C Notes (and each beneficial owner) shall be a “United States person” withing the meaning of Section 7701(a)(30) of the Code and deliver a fully-completed and executed IRS Form W-9 to the Indenture Trustee prior to its acquisition of Series 2025-2 Class C Notes.

(f)   In the event that the Series 2025-2 Class C Notes are treated as equity interests in the Issuers for U.S. federal income tax purposes, each purchaser of Series 2025-2 Class C Notes shall provide, at the Issuers’ request, such available information as may be reasonably necessary for the Issuers to administer any income tax audit with respect to the Issuers or any of their subsidiaries, and to make any election reasonably determined to be made in connection therewith.

Any Transfer or other action in violation of clauses (a) through (d) above shall be void ab initio, unless, solely in the case of a Transfer or other action in violation of clauses (a) through (c), the Issuers receive an opinion of counsel twenty days prior to the proposed Transfer, in form and substance reasonably satisfactory to the Issuers, to the effect that the Transfer will not cause the Issuers to be treated as a publicly traded partnership for U.S. federal income tax purposes.

Section 2.05   Deemed Representations.(a) Each purchaser of the Series 2025-2 Notes will be deemed to have represented and agreed as follows (terms used in this Section 2.05 that are defined in Rule 144A or Regulation S under the Securities Act are used herein as defined therein):

(a)   it is (A) (i) a Qualified Institutional Buyer, (ii) aware that the sale of the Series 2025-2 Notes to it is being made in reliance on Rule 144A and (iii) acquiring such Series 2025-2 Notes for its own account or for the account of another Qualified Institutional Buyer, as the case may be, (B) (i) an Institutional Accredited Investor, (ii) acquiring such Series 2025-2 Notes for its own account and (iii) does not intend to resell or distribute such Series 2025-2 Notes in any manner that would violate, or require registration under, Section 5 of the Securities Act, or (C) (i) not a “U.S. person”, (ii) not acquiring such Series 2025-2 Notes for the account or benefit of a “U.S. person” and (iii) located outside of the United States;

(b)   it understands that (A) the Series 2025-2 Notes have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (B) none of the Indenture Trustee or the Note Registrar is obligated to register or qualify the Series 2025-2 Notes and (C) no interest in the Series 2025-2 Notes may be reoffered, resold, pledged or otherwise transferred unless (i) such Series 2025-2 Notes are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws, (ii) (a) such interest is reoffered, resold, pledged or otherwise transferred (1) to a person whom the Noteholder desiring to effect such transfer reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (2) to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act and the Noteholder desiring to effect such transfer has received a certificate from such Noteholder’s prospective transferee substantially in the form attached as the applicable exhibit to the Base Indenture, or (3) in an “offshore transaction” satisfying the conditions of Rule 903 or Rule 904 of Regulation S, and (b) such interest is reoffered, resold, pledged or otherwise transferred in accordance with all applicable securities laws of the United States, or (iii) the Note Registrar has received an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act;

(c)   if it is acquiring Series 2025-2 Class A-2 Notes or Series 2025-2 Class B Notes, then either (A) it is not (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, to which Section 4975 of the Code or any Similar Laws apply, (iii) an entity deemed to hold the assets of any of the foregoing described in clauses (i) and (ii) pursuant to the Plan Asset Regulation or otherwise, or (iv) a person who is purchasing or holding such Series 2025-2 Notes or any interest therein on behalf of, as fiduciary of, as trustee of, or with assets of, any Plan, or (B) its purchase and holding of such Series 2025-2 Notes or any interest therein will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws. If it is acquiring Series 2025-2 Class C Notes, then either (A) it is neither a Plan nor a person who is purchasing such Series 2025-2 Class C Notes or any interest therein on behalf of, as fiduciary of, as trustee of, or with assets of, any Plan, or (B) it is a Plan not subject to Title I of ERISA or Section 4975 of the Code and its purchase and holding of such Series 2025-2 Class C Notes or any interest therein will not result in a violation of any applicable Similar Laws and will not cause the assets of the Issuer to be subject to Similar Laws;

(d)   it has, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Series 2025-2 Notes and it will, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Base Indenture and in connection with the Series 2025-2 Notes; and

(e)   it has been furnished with all information regarding (a) the Series 2025-2 Notes and distributions thereon, (b) the Indenture and (c) all related matters, in each case that it has requested.

ARTICLE III

RESERVE ACCOUNTS; ALLOCATION OF PROCEEDS; RETAINED COLLECTIONS CONTRIBUTIONS

Section 3.01   Prefunding; Yield Maintenance.  For purposes of the Base Indenture (including Section 2.07(v) thereof), there shall be no Prefunding Period with respect to the Series 2025-2 Notes, and no Prefunding Account or Yield Maintenance Reserve Account shall be required to be established with respect to the Series 2025-2 Notes.

Section 3.02   Allocations; Liquidity Reserve.  On the Series 2025-2 Closing Date, (i) the net proceeds from the issuance and sale of the Series 2025-2 Notes shall be paid to, or at the direction of, the Issuers and (ii) the Issuers shall apply such net proceeds to, among other things, make an initial deposit into the Liquidity Reserve Account in an amount equal to the Required Liquidity Amount as of the Series 2025-2 Closing Date.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01   Date of Execution.  This Series Supplement for convenience and for the purpose of reference is dated as of October 24, 2025.

Section 4.02   Notices.  Notices required to be given to the Rating Agencies by the Issuers, the Asset Entities or the Indenture Trustee shall be e-mailed (i) first (or simultaneously with second) to the Issuers at Uniti Group Inc., 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72292, Attention: Investor Relations to be posted to the password protected internet website maintained by the Issuer for communication to the Rating Agencies pursuant to Rule 17g-5 under the Exchange Act and (ii) second to the following addresses:  globalcrosssectorsf@fitchratings and abssurveillance@kbra.com.

Section 4.03   Governing Law.  THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS

LAW) INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT.

Section 4.04   Submission to Jurisdiction.  EACH OBLIGOR AND THE INDENTURE TRUSTEE IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT.

Section 4.05   Waiver of Jury Trial.  EACH OBLIGOR AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT, THE SERIES 2025-2 NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 4.06   Severability; Entire Agreement.  In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  This Series Supplement supersedes all prior agreements between the parties and, together with the Base Indenture and the other Transaction Documents, constitute the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements between the parties.

Section 4.07   Counterparts.

(a)   The parties may sign any number of copies of the Base Indenture and any Series Supplement.  Each signed copy shall be an original, but all of them together represent the same agreement.  The words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Series Supplement or any document to be signed in connection with this Series Supplement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  As used herein, “electronic signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

(b)   For purposes of this Series Supplement or any other Transaction Documents, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Indenture Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including, without limitation, the risk of the Indenture Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Indenture Trustee).

(c)   Any requirement in this Series Supplement that a document, including any Note, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Series Supplement, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

(d)   Delivery of an executed counterpart of a signature page of this Series Supplement by Electronic Transmission shall be effective as delivery of a manually executed counterparty of this Series Supplement.

ARTICLE V

APPLICABILITY OF INDENTURE

Section 5.01   Applicability.  The provisions of the Base Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Issuers, the Closing Date Asset Entities and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

UNITI FIBER ABS ISSUER LLC, as Lead Issuer

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Senior Executive Vice President - General Counsel and Secretary

UNITI FIBER TRS ISSUER LLC, as Co-Issuer

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Senior Executive Vice President - General Counsel and Secretary

UNITI FIBER GULFCO LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Senior Executive Vice President - General Counsel and Secretary

UNITI FIBER TRS ASSETCO LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Senior Executive Vice President - General Counsel and Secretary

A-1-1

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Jacob Stapleford
Name:	Jacob Stapleford
Title:	Assistant Vice President

A-2

EXHIBIT A-1

Form of Series 2025-2 Class A-1 Advance Note

See Following Pages

EXHIBIT A-2

Form of Series 2025-2 Class A-1 L/C Note

See Following Pages

[Signature Page to Series 2025-2 Series Supplement]